Exhibit 20.6
Page 1 of 3

                    Navistar Financial 1998 - A Owner Trust
                         For the Month of April 1999
                       Distribution Date of May 17, 1999
                           Servicer Certificate #12

Original Pool Amount                                      $500,864,370.04

Beginning Pool Balance                                    $352,038,070.81
Beginning Pool Factor                                         0.702861078

Principal and Interest Collections:
     Principal Collected                                   $15,280,943.74
     Interest Collected                                     $2,689,406.78

Additional Deposits:
     Repurchase Amounts                                             $0.00
     Liquidation Proceeds / Recoveries                        $551,646.83
Total Additional Deposits                                     $551,646.83

Repos / Chargeoffs                                            $865,321.50
Aggregate Number of Notes Charged Off                                 125

Total Available Funds                                      $18,521,997.35

Ending Pool Balance                                       $335,891,805.57
Ending Pool Factor                                              0.6706243

Servicing Fee                                                 $293,365.06

Repayment of Servicer Advances                                      $0.00

Reserve Account:
     Beginning Balance  (see Memo Item)                    $18,899,081.70
     Target Percentage                                               5.25%
     Target Balance                                        $17,634,319.79
     Minimum Balance                                       $10,017,287.40
     (Release) / Deposit                                   ($1,264,761.91)
     Ending Balance                                        $17,634,319.79

Current Weighted Average APR:                                       9.411%
Current Weighted Average Remaining Term (months):                   40.55

Delinquencies                                             Dollars      Notes
     Installments:              1 - 30 days           $2,236,792.65    1,886
                                31 - 60 days            $469,550.14      399
                                60+  days               $137,511.25       82

     Total:                                           $2,843,854.04    1,890

     Balances:                  60+  days             $2,740,484.59       82

Memo Item - Reserve Account
     Prior Month                                     $18,481,998.72
+    Invest. Income                                      $78,947.25
+    Excess Serv.                                       $338,135.73
+    Transfer (to) / from Collections Account                 $0.00
     Beginning Balance                               $18,899,081.70

Exhibit 20.6
Page 2 of 3

Navistar Financial 1998 - A Owner Trust
For the Month of April 1999

                                                                          NOTES
                                                      TOTAL             CLASS A            CLASS B
                                               $500,864,370.04     $483,334,000.00     $17,530,370.04
Original Pool Amount
Distributions:
     Distribution Percentages                                               96.50%              3.50%
     Coupon                                                                  5.94%              6.10%

Beginning Pool Balance                         $352,038,070.81
Ending Pool Balance                            $335,891,805.57

Collected Principal                             $15,280,943.74
Collected Interest                               $2,689,406.78
Charge - Offs                                      $865,321.50
Liquidation Proceeds / Recoveries                  $551,646.83
Servicing                                          $293,365.06
Cash Transfer from Reserve Account                       $0.00
Total Collections Avail for Debt Service        $18,228,632.29

Beginning Balance                              $352,038,070.81     $339,716,621.24     $12,321,449.57

Interest Due                                     $1,744,231.32       $1,681,597.28         $62,634.04
Interest Paid                                    $1,744,231.32       $1,681,597.28         $62,634.04
Principal Due                                   $16,146,265.24      $15,581,145.96        $565,119.28
Principal Paid                                  $16,146,265.24      $15,581,145.96        $565,119.28

Ending Balance                                 $335,891,805.57     $324,135,475.28     $11,756,330.29
Note / Certificate Pool Factor                                              0.6706             0.6706
   (Ending Balance / Original Pool Amount)
Total Distributions                             $17,890,496.56      $17,262,743.24        $627,753.32

Interest Shortfall                                       $0.00               $0.00              $0.00
Principal Shortfall                                      $0.00               $0.00              $0.00
     Total Shortfall                                     $0.00               $0.00              $0.00
      (required from Reserve)
Excess Servicing                                   $338,135.73
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance                  $18,899,081.70
(Release) / Draw                                ($1,264,761.91)
Ending Reserve Acct Balance                     $17,634,319.79

Exhibit 20.6
Page 3 of 3

Navistar Financial 1998 - A Owner Trust
For the Month  of  April, 1999


Trigger Events:
A)  Loss Trigger
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                      5                   4                 3                   2                   1
                                   Dec-98              Jan-99            Feb-99              Mar-99              Apr-99
Beginning Pool Balance       $405,277,347.39     $392,783,974.90     $380,249,600.66     $366,924,379.42     $352,038,070.81

A)  Loss Trigger:
    Principal of Contracts
      Charged Off                $812,876.15         $492,708.04         $935,183.83         $896,231.60         $865,321.50
    Recoveries                   $344,118.82         $530,279.31         $768,379.98         $562,437.46         $551,646.83

Total Charged Off (Months 5, 4, 3)                 $2,240,768.02
Total Recoveries (Months 3, 2, 1)                  $1,882,464.27
Net Loss / (Recoveries) for 3 Mos                    $358,303.75(a)

Total Balance (Months 5, 4, 3)                 $1,178,310,922.95(b)

Loss Ratio Annualized  [(a/b) * (12)]                   0.36490%

Trigger:  Is Ratio > 1.5%                                     No
                                                                         Feb-99              Mar-99              Apr-99

B)   Delinquency Trigger:                                              $3,189,162.45       $3,161,077.32       $2,740,484.59
     Balance delinquency 60+ days                                           0.83870%            0.86151%            0.77846%
     As % of Beginning Pool Balance                                         0.92069%            0.92616%            0.82622%
     Three Month Average

Trigger:  Is Average > 2.0%                                   No

C)   Noteholders Percent Trigger:                       3.52078%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                                   No

Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer